Exhibit 10.1

CINTAS CORPORATION
2016 EQUITY AND INCENTIVE COMPENSATION PLAN

1.
Purpose. The purpose of the Plan is to attract and retain non-employee Directors and officers and other key employees and service providers of the Company and its Subsidiaries and to provide to such persons incentives and rewards for service or performance.

2.	Definitions. As used in this Plan:

(a)	“Appreciation Right” means a right granted pursuant to Section 5 of this Plan that is either a Tandem Appreciation Right or a Free-Standing Appreciation Right.

(b)	“Base Price” means the price to be used as the basis for determining the Spread upon the exercise of a Free-Standing Appreciation Right or a Tandem Appreciation Right.

(c)	“Board” means the Board of Directors of the Company.

(d)
“Cause” means, except as may otherwise be specified by the Committee with respect to an award, the occurrence of any of the following: (i) a Participant’s insubordination, dishonesty, gross misconduct or theft of or intentional damage to the Company’s property or the property of its Subsidiaries; (ii) a Participant causing intentional harm to the Company’s or its Subsidiaries’ reputation; (iii) a Participant’s material breach of the Participant’s duty of fidelity to the Company or its Subsidiaries; (iv) a Participant’s excessive use of alcohol on Company premises or the premises of its Subsidiaries or during working time; (v) a Participant’s use of illegal drugs; (vi) a Participant’s commission of a criminal act (other than misdemeanor traffic offenses); (vii) a Participant’s willful violation of Company policies; or (viii) a Participant’s trading in Common Shares for personal gain based on knowledge of the Company’s or its Subsidiaries’ activities or results when such information is not available to the general public.

(e)	“Cash Incentive Award” means a cash award granted pursuant to Section 8 of this Plan.

(f)	“Change in Control” has the meaning set forth in Section 13 of this Plan.

(g)	“Code” means the Internal Revenue Code of 1986, as amended from time to time.

(h)
“Committee” means the Compensation Committee of the Board (or its successor(s)), or any other committee of the Board designated by the Board to administer the Plan pursuant to Section 10 of this Plan and, to the extent of any delegation by the Committee to a subcommittee pursuant to Section 10 of this Plan, such subcommittee.

(i)
“Common Shares” means the shares of common stock, no par value, of the Company or any security into which such common stock may be changed by reason of any transaction or event of the type referred to in Section 11 of this Plan.

(j)	“Company” means Cintas Corporation, a Washington corporation, and its successors.

(k)	“Covered Employee” means a Participant who is, or is determined by the Committee likely to become, a “covered employee” within the meaning of Section 162(m) of the Code (or any successor provision).

(l)
“Date of Grant” means the date specified by the Committee on which a grant of Option Rights, Appreciation Rights, Performance Shares, Performance Units, Cash Incentive Awards, or other awards contemplated by Section 9 of this Plan, or a grant or sale of Restricted Stock, Restricted Stock Units, or other awards contemplated by Section 9 of this Plan, will become effective (which date will not be earlier than the date on which the Committee takes action with respect thereto).

Exhibit 10.1

(m)	“Detrimental Activity” means, except as otherwise provided by the Committee with respect to an award, any of the following:

(i)	any action that constitutes Cause;

(ii)	violation of any term of any written employment, confidentiality, non-solicitation, non-competition or similar agreement or arrangement with the Company or a Subsidiary; or

(iii)
in the case of an award held by a non-employee Director, such non-employee Director becomes an employee, officer or director of or a consultant to an entity which the Committee determines is a competitor of the Company or if the Board determines that the award should be terminated for Good Cause. For purposes of this Section 2(m)(iii) only, “Good Cause” means dishonesty, gross misconduct, theft of or intentional damage to the Company’s property, intentional harm to the Company’s reputation, breach of fiduciary duty to the Company, the commission of a criminal act or trading in Common Shares for personal gain based on knowledge of the Company’s activities or results when such information is not available to the general public.

(n)	“Director” means a member of the Board.

(o)	“Disability” means, except as may otherwise be specified by the Committee with respect to an award, a “permanent and total disability” within the meaning of Section 22(e)(3) of the Code.

(p)	“Effective Date” means the date this Plan is approved by the Shareholders of the Company.

(q)
“Evidence of Award” means an agreement, certificate, resolution or other type or form of writing or other evidence approved by the Committee that sets forth the terms and conditions of the awards granted under the Plan. An Evidence of Award may be in an electronic medium, may be limited to notation on the books and records of the Company and, unless otherwise determined by the Committee, need not be signed by a representative of the Company or a Participant.

(r)	“Exchange Act” means the Securities Exchange Act of 1934, as amended, and the rules and regulations thereunder, as such law, rules and regulations may be amended from time to time.

(s)	“Free-Standing Appreciation Right” means an Appreciation Right granted pursuant to Section 5 of this Plan that is not granted in tandem with an Option Right.

(t)
“Good Reason” means, except as may otherwise be specified by the Committee with respect to an award, (i) a material and permanent diminution in the Participant’s duties or responsibilities; (ii) a material reduction in the aggregate value of base salary and annual incentive opportunity provided to the Participant by the Company or a Subsidiary (or any of their successors) (as applicable, the “Successor”); or (iii) a permanent reassignment of the Participant to another primary office more than 50 miles from the current office location. The Participant must notify the Successor of the Participant’s intention to invoke termination for Good Reason within 90 days after the Participant has knowledge of such event, provide the Successor 30 days’ opportunity for cure, and terminate employment within 90 days of the end of such cure period, or such event shall not constitute Good Reason. The Participant may not invoke termination for Good Reason if Cause exists at the time of such termination.

(u)	“Incentive Stock Option” means an Option Right that is intended to qualify as an “incentive stock option” under Section 422 of the Code or any successor provision.

(v)
“Management Objectives” means the measurable performance objective or objectives established pursuant to this Plan for Participants who have received grants of Performance Shares, Performance Units or Cash Incentive Awards or, when so determined by the Committee, Option Rights, Appreciation Rights, Restricted Stock, Restricted Stock Units, dividend equivalents or other awards pursuant to this Plan. Management Objectives may be described in terms of Company-wide objectives or objectives that are related to the performance of the individual Participant or of one or more of the Subsidiaries, divisions, departments, regions, functions or other organizational units within the Company or its Subsidiaries. The Management Objectives may be made relative to the performance

Exhibit 10.1

of other companies or subsidiaries, divisions, departments, regions, functions or other organizational units within such other companies, and may be made relative to an index or one or more of the performance objectives themselves. The Committee may grant awards subject to Management Objectives that are either Qualified Performance-Based Awards or are not Qualified Performance-Based Awards. The Management Objectives applicable to any Qualified Performance-Based Award to a Covered Employee will be based on one or more, or a combination, of the following metrics (including relative or growth achievement regarding such metrics):

(i)
Profits (e.g., operating profit or income, EBIT, EBT, income, net income (before or after taxes), earnings per share, residual or economic earnings, economic value added, or economic profit – these profitability metrics could be measured before certain specified special items and/or subject to GAAP definition);

(ii)
Cash Flow (e.g., actual or adjusted earnings before or after interest, taxes, depreciation and/or amortization (including EBIT and EBITDA), free cash flow, free cash flow with or without specific capital expenditure target or range, including or excluding divestments and/or acquisitions, operating cash flow, total cash flow, cash flow in excess of cost of capital or residual cash flow, or cash flow return on investment);

(iii)	Returns (e.g., earnings per share, profits or cash flow returns on: assets, investment, capital, invested capital, net capital employed, equity, or sales);

(iv)	Working Capital (e.g., working capital divided by sales, days’ sales outstanding, days’ sales inventory, and days’ sales in payables, or any combination thereof);

(v)	Profit Margins (e.g., operating profit or gross profit divided by revenues or value added revenues, gross margins and material margins divided by revenues, and material margin divided by sales);

(vi)	Liquidity Measures (e.g., debt-to-capital, debt-to-EBITDA, total debt ratio, debt-to-debt-plus-equity, or EBITDA multiple);

(vii)
Sales, Value Added Sales, Sales Growth, Gross Margin Growth, Cost Initiative and Stock Price Metrics (e.g., revenue, net revenue, revenue growth, net revenue growth, revenue growth outside the United States, gross margin and gross margin growth, material margin and material margin growth, new product sales growth, value added sales, growth in value added sales, stock price appreciation, total return to shareholders, sales and administrative costs divided by sales, sales per employee, cost targets, expense or debt reduction levels, or sales and administrative costs divided by profits); and

(viii)
Strategic Initiative Key Deliverable Metrics consisting of one or more of the following: product development or implementation, employee diversity, safety performance, strategic partnering, research and development, vitality index, market penetration, market share, geographic business expansion goals, cost targets, expense targets or cost reduction goals, general and administrative expense savings, selling, general and administrative expenses, objective measures of client/customer satisfaction, employee satisfaction, employee retention, management of employment practices and employee benefits, supervision of litigation and information technology, increase in yield and productivity, economic value added (or another measure of profitability that considers the cost of capital employed), product quality, sales of new products, or goals relating to acquisitions or divestitures of subsidiaries, affiliates and joint ventures.

Exhibit 10.1

In the case of a Qualified Performance-Based Award, each Management Objective will be objectively determinable to the extent required under Section 162(m) of the Code, and, unless otherwise determined by the Committee and to the extent consistent with Code Section 162(m), will exclude the effects of certain designated items identified at the time of grant. If the Committee determines that a change in the business, operations, corporate structure or capital structure of the Company, or the manner in which it conducts its business, or other events or circumstances render the Management Objectives unsuitable, the Committee may in its discretion modify such Management Objectives or the related minimum acceptable level of achievement, in whole or in part, as the Committee deems appropriate and equitable, except in the case of a Qualified Performance-Based Award (other than in connection with a Change in Control) where such action would result in the loss of the otherwise available exemption of the award under Section 162(m) of the Code.

(w)
“Market Value per Share” means, as of any particular date, the closing price of a Common Share as reported for that date on the NASDAQ Stock Market or, if the Common Shares are not then listed on the NASDAQ Stock Market, on any other national securities exchange on which the Common Shares are listed, or if there are no sales on such date, on the next preceding trading day during which a sale occurred. If there is no regular public trading market for the Common Shares, then the Market Value per Share shall be the fair market value as determined in good faith by the Committee. The Committee is authorized to adopt another fair market value pricing method provided such method is stated in the applicable Evidence of Award and is in compliance with the fair market value pricing rules set forth in Section 409A of the Code.

(x)	“Optionee” means the optionee named in an Evidence of Award evidencing an outstanding Option Right.

(y)	“Option Price” means the purchase price payable on exercise of an Option Right.

(z)	“Option Right” means the right to purchase Common Shares upon exercise of an option granted pursuant to Section 4 of this Plan.

(aa)
“Participant” means a person who is selected by the Committee to receive benefits under this Plan and who is at the time (i) an officer or other key employee of the Company or any Subsidiary, including a person who has agreed to commence serving in such capacity within 90 days of the Date of Grant, (ii) a person who provides services to the Company or any Subsidiary that are equivalent to those typically provided by an officer or other key employee (provided that such person satisfies the Form S-8 definition of an “employee”), or (iii) a non-employee Director.

(bb)
“Performance Period” means, in respect of a Cash Incentive Award, Performance Share or Performance Unit, a period of time established pursuant to Section 8 of this Plan within which the Management Objectives relating to such Cash Incentive Award, Performance Share or Performance Unit are to be achieved.

(cc)	“Performance Share” means a bookkeeping entry that records the equivalent of one Common Share awarded pursuant to Section 8 of this Plan.

(dd)	“Performance Unit” means a bookkeeping entry awarded pursuant to Section 8 of this Plan that records a unit equivalent to $1.00 or such other value as is determined by the Committee.

(ee)	“Plan” means this Cintas Corporation 2016 Equity and Incentive Compensation Plan, as it may be amended from time to time.

(ff)	“Predecessor Plan” means the Company’s 2005 Equity Compensation Plan, as amended.

(gg)
“Qualified Performance-Based Award” means any Cash Incentive Award or award of Performance Shares, Performance Units, Restricted Stock, Restricted Stock Units or other awards contemplated under Section 9 of this Plan, or portion of such award, to a Covered Employee that is intended to satisfy the requirements for “qualified performance-based compensation” under Section 162(m) of the Code.

Exhibit 10.1

(hh)
“Replacement Award” means, except as may otherwise be specified in an applicable Evidence of Award, an award (i) of the same type as the award that is replaced, (ii) that has a value at least equal to the value of the award that is replaced, (iii) that relates to publicly traded equity securities of the Company or its successor in the Change in Control or another entity that is affiliated with the Company or its successor following the Change in Control, (iv) if the Participant holding the award that is replaced is subject to U.S. federal income tax under the Code, the tax consequences of which to such Participant under the Code are not less favorable to such Participant than the tax consequences of the award that is replaced, and (v) the other terms and conditions of which are not less favorable to the Participant holding the award that is replaced than the terms and conditions of the award that is replaced (including the provisions that would apply in the event of a subsequent Change in Control). A Replacement Award may be granted only to the extent it does not result in the award that is replaced or the Replacement Award failing to comply with or be exempt from Section 409A of the Code. Without limiting the generality of the foregoing, the Replacement Award may take the form of a continuation of the award that is replaced if the requirements of the two preceding sentences are satisfied. The determination of whether the conditions of this definition are satisfied will be made by the Committee, as constituted immediately before the Change in Control, in its sole discretion.

(ii)	“Restricted Stock” means Common Shares granted or sold pursuant to Section 6 of this Plan as to which neither the substantial risk of forfeiture nor the prohibition on transfers has expired.

(jj)	“Restricted Stock Units” means an award made pursuant to Section 7 of this Plan of the right to receive Common Shares, cash or a combination thereof at the end of a specified period.

(kk)	“Restriction Period” means the period of time during which Restricted Stock Units are subject to restrictions, as provided in Section 7 of this Plan.

(ll)
“Retirement” means, except as may otherwise be specified by the Committee with respect to an award, (i) in the case of an employee, termination of employment with the Company and its Subsidiaries, other than a termination due to Detrimental Activity, and other than by death or Disability, by an employee who is at least 62 years of age with at least 15 years of continuous employment with the Company or a Subsidiary, and (ii) in the case of a non-employee Director, termination of service on the Board at such time and in such circumstances as is determined by the Board to constitute Board-approved retirement.

(mm)    “Shareholder” means an individual or entity that owns one or more Common Shares.

(nn)
“Spread” means the excess of the Market Value per Share on the date when an Option Right or Appreciation Right is exercised over the Option Price or Base Price provided for in the related Option Right or Appreciation Right, respectively.

(oo)
“Subsidiary” means a corporation, company or other entity (i) 50 percent or more of whose outstanding shares or securities (representing the right to vote for the election of directors or other managing authority) are, or (ii) which does not have outstanding shares or securities (as may be the case in a partnership, joint venture, limited liability company, unincorporated association or other similar entity), but 50 percent or more of whose ownership interest representing the right generally to make decisions for such other entity is, now or hereafter, owned or controlled, directly or indirectly, by the Company; provided, however, that for purposes of determining whether any person may be a Participant for purposes of any grant of Incentive Stock Options, “Subsidiary” means any corporation in which at the time the Company owns or controls, directly or indirectly, more than 50 percent of the total combined Voting Power represented by all classes of stock issued by such corporation.

(pp)	“Tandem Appreciation Right” means an Appreciation Right granted pursuant to Section 5 of this Plan that is granted in tandem with an Option Right.

(qq)
“Voting Power” means at any time, the combined voting power of the then-outstanding securities entitled to vote generally in the election of Directors in the case of the Company, or members of the board of directors or similar body in the case of another entity.

Exhibit 10.1

3.	Shares Available Under the Plan.
(a)    Maximum Shares Available Under Plan.

(i)
Subject to adjustment as provided in Section 11 of this Plan and the share counting rules set forth in Section 3(b) of this Plan, the number of Common Shares available under the Plan for awards of (A) Option Rights or Appreciation Rights, (B) Restricted Stock, (C) Restricted Stock Units, (D) Performance Shares or Performance Units, (E) awards contemplated by Section 9 of this Plan, or (F) dividend equivalents paid with respect to awards made under the Plan will not exceed in the aggregate 12,500,000 Common Shares minus, as of the Effective Date, one Common Share for every one Common Share subject to an award granted under the Predecessor Plan between May 31, 2016 and the Effective Date. Such Common Shares may be shares of original issuance or treasury shares or a combination of the foregoing.

(ii)	The aggregate number of Common Shares available under Section 3(a)(i) of this Plan will be reduced by one Common Share for every one Common Share subject to an award granted under this Plan.
(b)    General Share Counting Rules.

(i)
If any award granted under this Plan is cancelled or forfeited, expires or is settled for cash (in whole or in part), the Common Shares subject to such award will, to the extent of such cancellation, forfeiture, expiration, or cash settlement, again be available under Section 3(a)(i) above.

(ii)
If, after May 31, 2016, any Common Shares subject to an award granted under the Predecessor Plan are forfeited, or an award granted under the Predecessor Plan is cancelled or forfeited, expires or is settled for cash (in whole or in part), the Common Shares subject to such award will, to the extent of such cancellation, forfeiture, expiration, or cash settlement, be available for awards under this Plan.

(iii)
Notwithstanding anything to the contrary contained herein: (A) Common Shares withheld by the Company, tendered or otherwise used in payment of the Option Price of an Option Right will not be added (or added back, as applicable) to the aggregate number of Common Shares available under Section 3(a)(i) above; (B) Common Shares withheld by the Company, tendered or otherwise used to satisfy a tax withholding obligation will not be added (or added back, as applicable) to the aggregate number of Common Shares available under Section 3(a)(i) above; (C) Common Shares subject to an Appreciation Right that are not actually issued in connection with its Common Shares settlement on exercise thereof will not be added back to the aggregate number of Common Shares available under Section 3(a)(i) above; and (D) Common Shares reacquired by the Company on the open market or otherwise using cash proceeds from the exercise of Option Rights will not be added (or added back, as applicable) to the aggregate number of Common Shares available under Section 3(a)(i) above.

(iv)
If, under this Plan, a Participant has elected to give up the right to receive compensation in exchange for Common Shares based on fair market value, such Common Shares will not count against the aggregate limit under Section 3(a)(i) above.

(c)
Limit on Incentive Stock Options. Notwithstanding anything in this Section 3 or elsewhere in this Plan to the contrary, and subject to adjustment as provided in Section 11 of this Plan, the aggregate number of Common Shares actually issued or transferred by the Company upon the exercise of Incentive Stock Options will not exceed 12,500,000 Common Shares.

Exhibit 10.1

(d)	Individual Participant Limits. Notwithstanding anything in this Section 3 or elsewhere in this Plan to the contrary, and subject to adjustment as provided in Section 11 of this Plan:

(i)	No Participant will be granted Option Rights and/or Appreciation Rights, in the aggregate, for more than 400,000 Common Shares during any calendar year.

(ii)
No Participant will be granted Qualified Performance-Based Awards of Restricted Stock, Restricted Stock Units, Performance Shares and/or other awards under Section 9 of this Plan, in the aggregate, for more than 400,000 Common Shares during any calendar year.

(iii)
In no event will any Participant in any calendar year receive Qualified Performance-Based Awards of Performance Units and/or other awards payable in cash under Section 9 of this Plan having an aggregate maximum value as of their respective Dates of Grant in excess of $5,000,000.

(iv)	In no event will any Participant in any calendar year receive Qualified Performance-Based Awards that are Cash Incentive Awards having an aggregate maximum value in excess of $5,000,000.

(v)	No non-employee Director will be granted, in any period of one calendar year, awards under the Plan having an aggregate maximum value in excess of $300,000.

4.
Option Rights. The Committee may, from time to time and upon such terms and conditions as it may determine, authorize the granting to Participants of Option Rights. Each such grant may utilize any or all of the authorizations, and will be subject to all of the requirements, contained in the following provisions:

(a)	Each grant will specify the number of Common Shares to which it pertains subject to the limitations set forth in Section 3 of this Plan.

(b)	Each grant will specify an Option Price per share, which (except with respect to awards under Section 23 of this Plan) may not be less than the Market Value per Share on the Date of Grant.

(c)
Unless otherwise specified for an award, the Option Price will be payable (i) in cash or by check acceptable to the Company or by wire transfer of immediately available funds, (ii) by the actual or constructive transfer to the Company of Common Shares owned by the Optionee (or other consideration authorized pursuant to Section 4(d) of this Plan) having a value at the time of exercise equal to the total Option Price, (iii) subject to any conditions or limitations established by the Committee, the Company’s withholding of Common Shares otherwise issuable upon exercise of an Option Right pursuant to a “net exercise” arrangement (it being understood that, solely for purposes of determining the number of treasury shares held by the Company, the Common Shares so withheld will not be treated as issued and acquired by the Company upon such exercise), (iv) by a combination of such methods of payment, or (v) by such other methods as may be approved by the Committee. The exercise of an Option Right shall be accomplished in accordance with terms and conditions as may be established by the Committee from time to time.

(d)
To the extent permitted by law, any grant may provide for deferred payment of the Option Price from the proceeds of sale through a bank or broker on a date satisfactory to the Company of some or all of the shares to which such exercise relates.

(e)	Successive grants may be made to the same Participant whether or not any Option Rights previously granted to such Participant remain unexercised.

(f)
Each grant will specify the period or periods of continuous service by the Optionee with the Company or any Subsidiary that is necessary before the Option Rights or installments thereof will become exercisable; provided, however, that unless otherwise specified by the Committee and subject to the terms of this Plan, (i) an award of service-based Option Rights granted to an Optionee who is not a non-employee Director shall become exercisable with respect to one-third of the Option Rights on each of the third, fourth and fifth anniversaries of the Date of Grant, if the Optionee shall have remained in the continuous service of the Company or any Subsidiary as of each such date, and (ii) an award

Exhibit 10.1

of service-based Option Rights granted to an Optionee who is a non-employee Director shall become exercisable in full on the first anniversary of the Date of Grant, if the Optionee shall have remained in continuous service on the Board as of such date. A grant of Option Rights may provide for the earlier exercise of such Option Rights, including in the event of the retirement, death or disability of a Participant.

(g)	Any grant of Option Rights may specify Management Objectives that must be achieved as a condition to the exercise of such rights.

(h)
Option Rights granted under this Plan may be (i) options, including, without limitation, Incentive Stock Options, that are intended to qualify under particular provisions of the Code, (ii) options that are not intended so to qualify, or (iii) combinations of the foregoing. Incentive Stock Options may only be granted to Participants who meet the definition of “employees” under Section 3401(c) of the Code.

(i)	The exercise of an Option Right will result in the cancellation on a share-for-share basis of any Tandem Appreciation Right authorized under Section 5 of this Plan.

(j)	No Option Right will be exercisable more than 10 years from the Date of Grant.

(k)	Option Rights granted under this Plan may not provide for any dividends or dividend equivalents thereon.

(l)
Each grant of Option Rights will be evidenced by an Evidence of Award. Each Evidence of Award will be subject to this Plan and will contain such terms and provisions, consistent with this Plan, as the Committee may approve.

5.	Appreciation Rights.

(a)
The Committee may, from time to time and upon such terms and conditions as it may determine, authorize the granting (i) to any Optionee, of Tandem Appreciation Rights in respect of Option Rights granted hereunder, and (ii) to any Participant, of Free-Standing Appreciation Rights. A Tandem Appreciation Right will be a right of the Optionee, exercisable by surrender of the related Option Right, to receive from the Company an amount determined by the Committee, which will be expressed as a percentage of the Spread (not exceeding 100%) at the time of exercise. Tandem Appreciation Rights may be granted at any time prior to the exercise or termination of the related Option Rights; provided, however, that a Tandem Appreciation Right awarded in relation to an Incentive Stock Option must be granted concurrently with such Incentive Stock Option. A Free-Standing Appreciation Right will be a right of the Participant to receive from the Company an amount determined by the Committee, which will be expressed as a percentage of the Spread (not exceeding 100%) at the time of exercise.

(b)	Each grant of Appreciation Rights may utilize any or all of the authorizations, and will be subject to all of the requirements, contained in the following provisions:

(i)	Each grant may specify that the amount payable on exercise of an Appreciation Right will be paid by the Company in cash, Common Shares or any combination thereof.

(ii)	Any grant may specify that the amount payable on exercise of an Appreciation Right may not exceed a maximum specified by the Committee at the Date of Grant.

(iii)	Any grant may specify waiting periods before exercise and permissible exercise dates or periods.

(iv)
Each grant may specify the period or periods of continuous service by the Participant with the Company or any Subsidiary that is necessary before the Appreciation Rights or installments thereof will become exercisable. A grant of Appreciation Rights may provide for the earlier exercise of such Appreciation Rights, including in the event of the retirement, death or disability of a Participant.

Exhibit 10.1

(v)	Any grant of Appreciation Rights may specify Management Objectives that must be achieved as a condition of the exercise of such Appreciation Rights.

(vi)
Each grant of Appreciation Rights will be evidenced by an Evidence of Award, which Evidence of Award will describe such Appreciation Rights, identify the related Option Rights (if applicable), and contain such other terms and provisions, consistent with this Plan, as the Committee may approve.

(vii)	The exercise of an Appreciation Right shall be accomplished in accordance with terms and conditions as may be established by the Committee from time to time.

(c)
Any grant of Tandem Appreciation Rights will provide that such Tandem Appreciation Rights may be exercised only at a time when the related Option Right is also exercisable and at a time when the Spread is positive, and by surrender of the related Option Right for cancellation. Successive grants of Tandem Appreciation Rights may be made to the same Participant regardless of whether any Tandem Appreciation Rights previously granted to the Participant remain unexercised.

(d)	Appreciation Rights granted under this Plan may not provide for any dividends or dividend equivalents thereon.

(e)	Regarding Free-Standing Appreciation Rights only:

(i)
Each grant will specify in respect of each Free-Standing Appreciation Right a Base Price, which (except with respect to awards under Section 23 of this Plan) may not be less than the Market Value per Share on the Date of Grant;

(ii)	Successive grants may be made to the same Participant regardless of whether any Free-Standing Appreciation Rights previously granted to the Participant remain unexercised; and

(iii)	No Free-Standing Appreciation Right granted under this Plan may be exercised more than 10 years from the Date of Grant.

6.
Restricted Stock. The Committee may, from time to time and upon such terms and conditions as it may determine, authorize the grant or sale of Restricted Stock to Participants. Each such grant or sale may utilize any or all of the authorizations, and will be subject to all of the requirements, contained in the following provisions:

(a)
Each such grant or sale will constitute an immediate transfer of the ownership of Common Shares to the Participant in consideration of the performance of services, entitling such Participant to voting, dividend and other ownership rights, but subject to the substantial risk of forfeiture and restrictions on transfer hereinafter referred to.

(b)	Each such grant or sale may be made without additional consideration or in consideration of a payment by such Participant that is less than the Market Value per Share at the Date of Grant.

(c)
Each such grant or sale will provide that the Restricted Stock covered by such grant or sale will be subject to a “substantial risk of forfeiture” within the meaning of Section 83 of the Code for a period to be determined by the Committee at the Date of Grant or until achievement of Management Objectives referred to in subparagraph (e) below; provided, however, that unless otherwise specified by the Committee and subject to the terms of this Plan, (i) an award of service-based Restricted Stock granted to a Participant who is not a non-employee Director will vest in full on the third anniversary of the Date of Grant, if the Participant shall have remained in the continuous service of the Company or any Subsidiary as of such date, and (ii) an award of service-based Restricted Stock granted to a Participant who is a non-employee Director will vest in full on the first anniversary of the Date of Grant, if the Participant shall have remained in continuous service on the Board as of such date.

(d)
Each such grant or sale will provide that during or after the period for which such substantial risk of forfeiture is to continue, the transferability of the Restricted Stock will be prohibited or restricted in the manner and to the extent prescribed by the Committee at the Date of Grant (which restrictions may

Exhibit 10.1

include, without limitation, rights of repurchase or first refusal in the Company or provisions subjecting the Restricted Stock to a continuing substantial risk of forfeiture in the hands of any transferee).

(e)	Any grant of Restricted Stock may specify Management Objectives that, if achieved, will result in termination or early termination of the restrictions applicable to such Restricted Stock.

(f)
Notwithstanding anything to the contrary contained in this Plan, any grant or sale of Restricted Stock may provide for the earlier termination of restrictions on such Restricted Stock, including in the event of the retirement, death or disability of a Participant; provided, however, that no award of Restricted Stock intended to be a Qualified Performance-Based Award will provide for such early termination of restrictions except as otherwise provided in an Evidence of Award or in this Plan to the extent so providing would not result in the loss of an otherwise available exemption of the award under Section 162(m) of the Code.

(g)
Any such grant or sale of Restricted Stock may require that any or all dividends or other distributions paid thereon during the period of such restrictions be restricted or otherwise automatically deferred and reinvested in additional Restricted Stock, which may be subject to the same restrictions as the underlying award; provided, however, that dividends or other distributions on Restricted Stock with restrictions that lapse as a result of the achievement of Management Objectives will be deferred until and paid contingent upon the achievement of the applicable Management Objectives.

(h)
Each grant or sale of Restricted Stock will be evidenced by an Evidence of Award. Each Evidence of Award will be subject to this Plan and will contain such terms and provisions, consistent with this Plan, as the Committee may approve. Unless otherwise directed by the Committee, (i) all certificates representing Restricted Stock will be held in custody by the Company until all restrictions thereon will have lapsed, together with a stock power or powers executed by the Participant in whose name such certificates are registered, endorsed in blank and covering such shares or (ii) all Restricted Stock will be held at the Company’s transfer agent in book entry form with appropriate restrictions relating to the transfer of such Restricted Stock.

7.
Restricted Stock Units. The Committee may, from time to time and upon such terms and conditions as it may determine, authorize the granting or sale of Restricted Stock Units to Participants. Each such grant or sale may utilize any or all of the authorizations, and will be subject to all of the requirements, contained in the following provisions:

(a)
Each such grant or sale will constitute the agreement by the Company to deliver Common Shares or cash, or a combination thereof, to the Participant in the future in consideration of the performance of services, but subject to the fulfillment of such conditions (which may include the achievement of Management Objectives) during the Restriction Period as the Committee may specify. Unless otherwise specified by the Committee and subject to the terms of this Plan, an award of service-based Restricted Stock Units will vest in full on the third anniversary of the Date of Grant (such date, or such other date(s) as may be approved by the Committee with respect to an award or any portion of an award, the “RSU Vesting Date”), if the Participant shall have remained in the continuous service of the Company or any Subsidiary as of such date.

(b)	Each such grant or sale may be made without additional consideration or in consideration of a payment by such Participant that is less than the Market Value per Share at the Date of Grant.

(c)
Notwithstanding anything to the contrary contained in this Plan, any grant or sale of Restricted Stock Units may provide for the earlier lapse or other modification of the Restriction Period, including in the event of the retirement, death or disability of a Participant; provided, however, that no award of Restricted Stock Units intended to be a Qualified Performance-Based Award will provide for such early lapse or modification of the Restriction Period except as otherwise provided in an Evidence of Award or in this Plan to the extent so providing would not result in the loss of an otherwise available exemption of the award under Section 162(m) of the Code.

(d)
During the Restriction Period, the Participant will have no right to transfer any rights under his or her award and will have no rights of ownership in the Common Shares deliverable upon payment of the Restricted Stock Units and will have no right to vote them, but the Committee may, at or after the Date

Exhibit 10.1

of Grant, authorize the payment of dividend equivalents on such Restricted Stock Units on either a current or deferred or contingent basis, either in cash or in additional Common Shares; provided, however, that dividend equivalents or other distributions on Common Shares underlying Restricted Stock Units with restrictions that lapse as a result of the achievement of Management Objectives will be deferred until and paid contingent upon the achievement of the applicable Management Objectives. Except as otherwise specified in an applicable Evidence of Award, with respect to an award of Restricted Stock Units that is not subject to the achievement of Management Objectives, from and after the Date of Grant and until the earlier of (i) the time when the Restricted Stock Units become vested and are paid and (ii) the time when the Participant’s right to receive Common Shares or cash in payment of the Restricted Stock Units is forfeited, on the date that the Company pays a cash dividend (if any) to holders of Common Shares generally, the Participant shall be paid cash per Restricted Stock Unit equal to the amount of such dividend.

(e)	Except as otherwise provided in an applicable Evidence of Award, settlement of Restricted Stock Units will occur as follows:

(i)	Subject to Section 7(e)(ii) below, payment for vested Restricted Stock Units will be made as soon as practicable following (but no later than 30 days following) the RSU Vesting Date.

(ii)
Notwithstanding Section 7(e)(i) above, to the extent the Restricted Stock Units are vested on the dates set forth below and have not previously been settled, payment with respect to the Restricted Stock Units will be made as follows:

(A)
No later than 30 days following a Change in Control, the Participant is entitled to receive payment for vested Restricted Stock Units; provided, however, that if such Change in Control would not qualify as a permissible date of distribution under Section 409A(2)(A) of the Code, and the regulations thereunder, and where Section 409A of the Code applies to such distribution, the Participant is entitled to receive the corresponding payment on the date that would have otherwise applied pursuant Section 7(e)(i) or Section 7(e)(ii)(B) as though such Change in Control had not occurred.

(B)
If the Participant ceases service with the Company and its Subsidiaries prior to an RSU Vesting Date other than as a result of a termination for Cause, and such cessation of service constitutes a separation from service (within the meaning of Treasury Regulation Section 1.409A-1(h)), payment for vested Restricted Stock Units will be made as soon as practicable following (but no later than 30 days following) the date of such cessation of service.

(f)
Each grant or sale of Restricted Stock Units will be evidenced by an Evidence of Award. Each Evidence of Award will be subject to this Plan and will contain such terms and provisions, consistent with this Plan, as the Committee may approve.

Exhibit 10.1

8.
Cash Incentive Awards, Performance Shares and Performance Units. The Committee may, from time to time and upon such terms and conditions as it may determine, authorize the granting of Cash Incentive Awards, Performance Shares and Performance Units. Each such grant may utilize any or all of the authorizations, and will be subject to all of the requirements, contained in the following provisions:

(a)
Each grant will specify the number or amount of Performance Shares or Performance Units, or amount payable with respect to Cash Incentive Awards, to which it pertains, which number or amount may be subject to adjustment to reflect changes in compensation or other factors; provided, however, that no such adjustment will be made in the case of a Qualified Performance-Based Award except as otherwise provided in an Evidence of Award or in this Plan to the extent so providing would not result in the loss of an otherwise available exemption of the award under Section 162(m) of the Code.

(b)
The Performance Period with respect to each Cash Incentive Award, Performance Share or Performance Unit will be such period of time as will be determined by the Committee at the time of grant, which may be subject to earlier lapse or other modification, including in the event of the retirement, death or disability of a Participant; provided, however, that no such adjustment will be made in the case of a Qualified Performance-Based Award except as otherwise provided in an Evidence of Award or in this Plan to the extent so providing would not result in the loss of an otherwise available exemption of the award under Section 162(m) of the Code. In such event, the Evidence of Award will specify the time and terms of delivery.

(c)
Each grant of Cash Incentive Awards, Performance Shares or Performance Units will specify Management Objectives which, if achieved, will result in payment or early payment of the award, and each grant may specify in respect of such specified Management Objectives a minimum acceptable level or levels of achievement and may set forth a formula for determining the number of Performance Shares or Performance Units, or amount payable with respect to Cash Incentive Awards, that will be earned if performance is at or above the minimum or threshold level or levels, or is at or above the target level or levels, but falls short of maximum achievement of the specified Management Objectives.

(d)
Except as otherwise provided in an applicable Evidence of Award, payment for an award of Performance Shares, Performance Units or Cash Incentive Awards will be made as soon as practicable following (but no later than 30 days following) the date on which the achievement with respect to the applicable Management Objectives is determined; provided, however, that in no event will a Participant be permitted to designate the taxable year of payment for such Performance Shares, Performance Units or Cash Incentive Awards. Any grant may specify that the amount payable with respect thereto may be paid by the Company in cash, in Common Shares, in Restricted Stock or Restricted Stock Units or in any combination thereof.

(e)
Any grant of Cash Incentive Awards, Performance Shares or Performance Units may specify that the amount payable or the number of Common Shares, shares of Restricted Stock or Restricted Stock Units with respect thereto may not exceed a maximum specified by the Committee at the Date of Grant.

(f)
The Committee may, at the Date of Grant of Performance Shares, provide for the payment of dividend equivalents to the holder thereof either in cash or in additional Common Shares, subject in all cases to deferral and payment on a contingent basis based on the Participant’s earning of the Performance Shares with respect to which such dividend equivalents are paid. Except as otherwise specified in an applicable Evidence of Award, with respect to an award of Performance Shares, from and after the Date of Grant and until the earlier of (i) the time when the Performance Shares become vested and are paid and (ii) the time when the Participant’s right to receive Common Shares or cash in payment of the Performance Shares is forfeited, on the date that the Company pays a cash dividend (if any) to holders of Common Shares generally, the Participant shall be credited with cash per Performance Share equal to the amount of such dividend. Any amounts credited pursuant to the immediately preceding sentence shall be subject to the same applicable terms and conditions (including vesting, payment and forfeitability) as apply to the Performance Shares based on which the dividend equivalents were credited, and such amounts shall be paid in cash at the same time as the Performance Shares to which they relate.

Exhibit 10.1

(g)
Each grant of Cash Incentive Awards, Performance Shares or Performance Units will be evidenced by an Evidence of Award. Each Evidence of Award will be subject to this Plan and will contain such other terms and provisions, consistent with this Plan, as the Committee may approve.

9.	Other Awards.

(a)
Subject to applicable law and the applicable limits set forth in Section 3 of this Plan, the Committee may grant to any Participant Common Shares or such other awards that may be denominated or payable in, valued in whole or in part by reference to, or otherwise based on, or related to, Common Shares or factors that may influence the value of such shares, including, without limitation, convertible or exchangeable debt securities, other rights convertible or exchangeable into Common Shares, purchase rights for Common Shares, awards with value and payment contingent upon performance of the Company or specified Subsidiaries, affiliates or other business units thereof or any other factors designated by the Committee, and awards valued by reference to the book value of the Common Shares or the value of securities of, or the performance of specified Subsidiaries or affiliates or other business units of the Company. The Committee will determine the terms and conditions of such awards. Common Shares delivered pursuant to an award in the nature of a purchase right granted under this Section 9 will be purchased for such consideration, paid for at such time, by such methods, and in such forms, including, without limitation, Common Shares, other awards, notes or other property, as the Committee determines.

(b)	Cash awards, as an element of or supplement to any other award granted under this Plan, may also be granted pursuant to this Section 9.

(c)
The Committee may grant Common Shares as a bonus, or may grant other awards in lieu of obligations of the Company or a Subsidiary to pay cash or deliver other property under this Plan or under other plans or compensatory arrangements (including Common Shares granted to a Director upon such Director’s election to receive Common Shares in lieu of cash or other consideration), subject to such terms as will be determined by the Committee in a manner that complies with Section 409A of the Code.

(d)
Notwithstanding anything to the contrary contained in this Plan, any grant of an award under this Section 9 may provide for the earning or vesting of, or earlier elimination of restrictions applicable to, such award, including in the event of the retirement, death or disability of a Participant; provided, however, that no such adjustment will be made in the case of a Qualified Performance-Based Award except as otherwise provided in an Evidence of Award or in this Plan to the extent so providing would not result in the loss of an otherwise available exemption of the award under Section 162(m) of the Code. In such event, the Evidence of Award will specify the time and terms of delivery.

10.	Administration of this Plan.

(a)
This Plan will be administered by the Committee. The Committee may from time to time delegate all or any part of its authority under this Plan to a subcommittee thereof. To the extent of any such delegation, references in this Plan to the Committee will be deemed to be references to such subcommittee.

(b)
The interpretation and construction by the Committee of any provision of this Plan or of any Evidence of Award (or related documents) and any determination by the Committee pursuant to any provision of this Plan or of any such agreement, notification or document will be final and conclusive. No member of the Committee shall be liable for any such action or determination made in good faith. In addition, the Committee is authorized to take any action it determines in its sole discretion to be appropriate subject only to the express limitations contained in this Plan, and no authorization in any Plan Section or other provision of this Plan is intended or may be deemed to constitute a limitation on the authority of the Committee.

Exhibit 10.1

(c)
To the extent permitted by law, the Committee may delegate to one or more of its members or to one or more officers of the Company, or to one or more agents or advisors, such administrative duties or powers as it may deem advisable, and the Committee, the subcommittee, or any person to whom duties or powers have been delegated as aforesaid, may employ one or more persons to render advice with respect to any responsibility the Committee, the subcommittee or such person may have under the Plan. The Committee may, by resolution, authorize one or more officers of the Company to do one or both of the following on the same basis as the Committee: (i) designate employees to be recipients of awards under this Plan; and (ii) determine the size of any such awards; provided, however, that (A) the Committee will not delegate such responsibilities to any such officer for awards granted to an employee who is an officer, Director, or more than 10% beneficial owner of any class of the Company’s equity securities that is registered pursuant to Section 12 of the Exchange Act, as determined by the Committee in accordance with Section 16 of the Exchange Act, or any Covered Employee; (B) the resolution providing for such authorization sets forth the total number of Common Shares such officer(s) may grant; and (C) the officer(s) will report periodically to the Committee regarding the nature and scope of the awards granted pursuant to the authority delegated.

11.
Adjustments. The Committee shall make or provide for such adjustments in the numbers of Common Shares covered by outstanding Option Rights, Appreciation Rights, Restricted Stock, Restricted Stock Units, Performance Shares and Performance Units granted hereunder and, if applicable, in the number of Common Shares covered by other awards granted pursuant to Section 9 hereof, in the Option Price and Base Price provided in outstanding Option Rights and Appreciation Rights, respectively, in the kind of shares covered thereby, in Cash Incentive Awards, and in other award terms, as the Committee, in its sole discretion, exercised in good faith, determines is equitably required to prevent dilution or enlargement of the rights of Participants or Optionees that otherwise would result from (a) any stock dividend, stock split, combination of shares, recapitalization or other change in the capital structure of the Company, (b) any merger, consolidation, spin-off, split-off, spin-out, split-up, reorganization, partial or complete liquidation or other distribution of assets, issuance of rights or warrants to purchase securities, or (c) any other corporate transaction or event having an effect similar to any of the foregoing. Moreover, in the event of any such transaction or event or in the event of a Change in Control, the Committee may provide in substitution for any or all outstanding awards under this Plan such alternative consideration (including cash), if any, as it, in good faith, may determine to be equitable in the circumstances and shall require in connection therewith the surrender of all awards so replaced in a manner that complies with Section 409A of the Code. In addition, for each Option Right or Appreciation Right with an Option Price or Base Price, respectively, greater than the consideration offered in connection with any such transaction or event or Change in Control, the Committee may in its discretion elect to cancel such Option Right or Appreciation Right without any payment to the person holding such Option Right or Appreciation Right. The Committee shall also make or provide for such adjustments in the numbers of shares specified in Section 3 of this Plan as the Committee in its sole discretion, exercised in good faith, determines is appropriate to reflect any transaction or event described in this Section 11; provided, however, that any such adjustment to the number specified in Section 3(c) will be made only if and to the extent that such adjustment would not cause any Option Right intended to qualify as an Incentive Stock Option to fail to so qualify.

12.	Termination of Service.

(a)
Time-Based Awards. Except as otherwise provided by the Committee with respect to an award, if at the time a Participant’s service with the Company and its Subsidiaries, as applicable, is terminated or ceases such Participant holds an award granted under this Plan that is not yet vested and, if applicable, exercisable (in each case, other than an award that is subject to Management Objectives), such award shall be subject to the following treatment, as applicable:

(i)
If a Participant who is a non-employee Director ceases service on the Board by reason of death, Disability or Retirement, then the award shall immediately vest (and, if applicable, become exercisable). In the case of an Option Right or Appreciation Right that vests as described in this subsection, the Option Right or Appreciation Right shall remain exercisable until immediately prior to the tenth anniversary of the Date of Grant. A Participant who is a non-employee Director who ceases service on the Board for any reason other than death, Retirement or Disability may exercise any Option Right or Appreciation right at any time during the period ending immediately prior to the tenth anniversary of the Date of Grant only to the

Exhibit 10.1

extent that such Participant was entitled to exercise the Option Right or Appreciation Right at the time of such cessation of service.

(ii)
If a Participant who is not a non-employee Director ceases service with the Company and its Subsidiaries by reason of death, Disability or Retirement, then (A) in the case of an Option Right or Appreciation Right, the award shall continue to vest as if the Participant had remained continuously employed by the Company or a Subsidiary through the end of the vesting period applicable to the award and shall remain exercisable until immediately prior to the tenth anniversary of the Date of Grant, and (B) in the case of an award other than an Option Right or Appreciation Right, the award shall immediately vest.

(iii)	If a Participant’s service with the Company and its Subsidiaries is terminated for Cause, then the award will be forfeited immediately.

(b)
Performance-Based Awards. Except as otherwise provided by the Committee with respect to an award, if a Participant’s service with the Corporation and its Subsidiaries terminates prior to the vesting of an award granted under this Plan that is subject to Management Objectives, and such award has not previously been forfeited or become vested, such award shall be subject to the following treatment, as applicable:

(i)
If a Participant ceases service with the Company and its Subsidiaries by reason of death, Disability, or Retirement, then the Participant shall vest in the portion of the award in which the Participant would have vested (based on the actual achievement of the applicable Management Objectives over the entire performance period) if the Participant had remained in the continuous employ of the Company or a Subsidiary through the end of the applicable performance period, and any portion of the award that does not so vest following the Participant’s termination of service will be forfeited. In the case of an Option Right or Appreciation Right that vests as described in this subsection, the Option Right or Appreciation Right shall remain exercisable until immediately prior to the tenth anniversary of the Date of Grant.

(ii)	If a Participant’s service with the Company and its Subsidiaries is terminated for Cause, then the award will be forfeited immediately.

(c)
Other Terminations. Except as otherwise provided in this Section or in Section 13, (i) for awards that are subject to exercise, upon termination of a Participant’s service for any reason, the then-exercisable portion of such award granted to the Participant under this Plan will terminate on the 60th day after the date of termination, and the portion of such award that is not then-exercisable will terminate on the date of termination of service, and (ii) for awards that are not subject to exercise, upon termination of a Participant’s service for any reason, the portion of such award granted to the Participant under this Plan that is not then vested will terminate on the date of termination of service.

13.	Change in Control.

(a)
Except as otherwise determined by the Committee prior to a Change in Control, upon a Change in Control, all then outstanding awards granted under this Plan shall vest or be earned if either (i) within a specified period (which, unless otherwise determined by the Committee prior to a Change in Control, shall be the period beginning on the Change in Control and ending 24 months after the Change in Control), the Participant’s service is involuntarily terminated for reasons other than for Cause or the Participant terminates his or her employment or service for Good Reason or (ii) such awards are not assumed or converted into Replacement Awards. In the case of an Option Right or Appreciation Right that vests as described in this subsection, the Option Right or Appreciation Right shall remain exercisable until the tenth anniversary of the Date of Grant. Unless otherwise provided by the Committee with respect to an award, awards granted under this Plan that vest or are earned subject to the achievement of Management Objectives that become vested in accordance with this Section 13 will vest or be earned based on the actual achievement of the applicable Management Objectives as if the applicable performance period ended on (x) the date of termination of service, in the event clause (i) of this Section 13(a) applies, or (y) the date of the Change in Control, in the event clause (ii) of this Section 13(a) applies (as applicable, the “Early Measurement Date”), in each case, pro-

Exhibit 10.1

rated for the number of days that have elapsed during the period of time beginning on the first day of the performance period and continuing through the Early Measurement Date. If a Replacement Award is provided, notwithstanding anything in this Plan to the contrary, any outstanding awards granted under this Plan that are subject to Section 409A of the Code and at the time of the Change in Control are not subject to a “substantial risk of forfeiture” (within the meaning of Section 409A of the Code) will be deemed to be vested at the time of such Change in Control.

(b)
For purposes of this Plan, except as may be otherwise prescribed by the Committee with respect to an award, a “Change in Control” will be deemed to have occurred upon the occurrence (after the Effective Date) of any of the following events:

(i)
any individual, entity or group (within the meaning of Section 13(d)(3) or 14(d)(2) of the Exchange Act) (a “Person”) becomes the beneficial owner (within the meaning of Rule 13d-3 promulgated under the Exchange Act) of 25% or more of either (A) the then-outstanding Common Shares (the “Outstanding Company Common Stock”) or (B) the combined voting power of the then-outstanding voting securities of the Company entitled to vote generally in the election of directors (the “Outstanding Company Voting Securities”); provided, however, that, for purposes of this definition, the following acquisitions shall not constitute a Change in Control: (u) any acquisition directly from the Company, (v) any acquisition by the Company, (w) any acquisition by any employee benefit plan (or related trust) sponsored or maintained by the Company or any Affiliate, (x) any acquisition directly or indirectly, individually or in the aggregate, by any one or more of the following: (1) Richard T. Farmer and his heirs, lineal descendants, and legatees, (2) James J. Gardner’s heirs, lineal descendants, and legatees, (3) legal representatives of any of the foregoing, and (4) the trustee of any bona fide trust of which one or more of the foregoing are the sole beneficiaries or grantors thereof (collectively, the “Specified Owners”), (y) any acquisition approved by the Board specifically to not be a Change in Control under the terms of this Plan, or (z) any acquisition pursuant to a transaction that complies with Sections 13(b)(iii)(B)(1), (b)(iii)(B)(2) and (b)(iii)(B)(3) below;

(ii)
individuals who, as of the Effective Date, constitute the Board (the “Incumbent Board”) cease for any reason to constitute at least a majority of the Board; provided, however, that any individual becoming a director subsequent to the Effective Date whose election, or nomination for election by the Shareholders, was approved by a vote of at least a majority of the directors then comprising the Incumbent Board (either by specific vote or by approval of the proxy statement of the Company in which such individual is named as a nominee for director, without objection to such nomination) shall be considered as though such individual was a member of the Incumbent Board, but excluding, for this purpose, any such individual whose initial assumption of office occurs as a result of an actual or threatened election contest with respect to the election or removal of directors or other actual or threatened solicitation of proxies or consents by or on behalf of a Person other than the Board;

(iii)
consummation of a reorganization, merger, statutory share exchange or consolidation or similar transaction involving the Company or any of its subsidiaries, a sale or other disposition of all or substantially all of the assets of the Company, or the acquisition of assets or securities of another entity by the Company or any of its subsidiaries (each, a “Business Combination”), in each case unless, (A) the Board approves such transaction specifically to not be a Change in Control under the terms of this Plan, or (B) following such Business Combination, (1) all or substantially all of the individuals and entities that were the beneficial owners of the Outstanding Company Common Stock and the Outstanding Company Voting Securities immediately prior to such Business Combination, beneficially own, directly or indirectly, more than 50% of the then-outstanding shares of common stock (or, for a non-corporate entity, equivalent securities) and the combined voting power of the then-outstanding voting securities entitled to vote generally in the election of directors (or, for a non-corporate entity, equivalent governing body), as the case may be, of the entity resulting from such Business Combination (including, without limitation, an entity that, as a result of such transaction, owns the Company or all or substantially all of the Company’s assets either directly or through one or more subsidiaries) in substantially the same proportions as their ownership immediately prior to such Business Combination of the Outstanding Company Common Stock and the Outstanding Company Voting Securities, as the case may be, (2) no Person (excluding a Specified Owner

Exhibit 10.1

or Specified Owners, individually or in the aggregate, any entity resulting from such Business Combination or any employee benefit plan (or related trust) of the Company or such entity resulting from such Business Combination) beneficially owns, directly or indirectly, 25% or more of, respectively, the then-outstanding shares of common stock (or, for a non-corporate entity, equivalent securities) of the entity resulting from such Business Combination or the combined voting power of the then-outstanding voting securities of such entity, except to the extent that such ownership existed prior to the Business Combination, and (3) at least a majority of the members of the board of directors (or, for a non-corporate entity, equivalent governing body) of the entity resulting from such Business Combination were members of the Incumbent Board at the time of the execution of the initial agreement or of the action of the Board providing for such Business Combination; or

(iv)	approval by the Shareholders of a complete liquidation or dissolution of the Company.

14.
Detrimental Activity and Recapture Provisions. The Committee may provide for the cancellation or forfeiture of an award or the forfeiture and repayment to the Company of any gain related to an award, or other provisions intended to have a similar effect, upon such terms and conditions as may be determined by the Committee from time to time, if a Participant, either (a) during employment or other service with the Company or a Subsidiary, or (b) within a specified period after termination of such employment or service, engages in any Detrimental Activity. In addition, notwithstanding anything in this Plan to the contrary, the Committee may also provide for the cancellation or forfeiture of an award or the forfeiture and repayment to the Company of any gain related to an award, or other provisions intended to have a similar effect, upon such terms and conditions as may be required by the Committee or under Section 10D of the Exchange Act and any applicable rules or regulations promulgated by the Securities and Exchange Commission or any national securities exchange or national securities association on which the Common Shares may be traded.

15.
Non U.S. Participants. In order to facilitate the making of any grant or combination of grants under this Plan, the Committee may provide for such special terms for awards to Participants who are foreign nationals or who are employed by the Company or any Subsidiary outside of the United States of America or who provide services to the Company or any Subsidiary under an agreement with a foreign nation or agency, as the Committee may consider necessary or appropriate to accommodate differences in local law, tax policy or custom. Moreover, the Committee may approve such supplements to or amendments, restatements or alternative versions of this Plan (including, without limitation, sub-plans) as it may consider necessary or appropriate for such purposes, without thereby affecting the terms of this Plan as in effect for any other purpose, and the secretary or other appropriate officer of the Company may certify any such document as having been approved and adopted in the same manner as this Plan. No such special terms, supplements, amendments or restatements, however, will include any provisions that are inconsistent with the terms of this Plan as then in effect unless this Plan could have been amended to eliminate such inconsistency without further approval by the Shareholders. Any such special terms, supplements, sub plans, or alternative versions of this Plan approved by the Committee may be attached as exhibits to this Plan.

16.	Transferability.

(a)
Except as otherwise determined by the Committee, no Option Right, Appreciation Right, Restricted Stock, Restricted Stock Unit, Performance Share, Performance Unit, Cash Incentive Award, award contemplated by Section 9 of this Plan or dividend equivalents paid with respect to awards made under this Plan will be transferable by the Participant except by will or the laws of descent and distribution or, except in the case of an Incentive Stock Option, by a domestic relations order pursuant to Section 414(p)(1)(B) of the Code. In no event will any such award granted under the Plan be transferred for value. Except as otherwise determined by the Committee, Option Rights and Appreciation Rights will be exercisable during the Participant’s lifetime only by him or her or, in the event of the Participant’s legal incapacity to do so, by his or her guardian or legal representative acting on behalf of the Participant in a fiduciary capacity under state law or court supervision.

(b)
The Committee may specify at the Date of Grant that part or all of the Common Shares that are (i) to be issued or transferred by the Company upon the exercise of Option Rights or Appreciation Rights, upon the termination of the Restriction Period applicable to Restricted Stock Units or upon payment under any grant of Performance Shares or Performance Units or (ii) no longer subject to the substantial

Exhibit 10.1

risk of forfeiture and restrictions on transfer referred to in Section 6 of this Plan, will be subject to further restrictions on transfer.

17.
Withholding Taxes. To the extent that the Company is required to withhold federal, state, local or foreign taxes or other amounts in connection with any payment made or benefit realized by a Participant or other person under this Plan, and the amounts available to the Company for such withholding are insufficient, it will be a condition to the receipt of such payment or the realization of such benefit that the Participant or such other person make arrangements satisfactory to the Company for payment of the balance of such taxes or other amounts required to be withheld, which arrangements (in the discretion of the Committee) may include relinquishment of a portion of such benefit. If a Participant’s benefit is to be received in the form of Common Shares, and such Participant fails to make arrangements for the payment of taxes or other amounts, then, unless otherwise determined by the Committee, the Company will withhold Common Shares having a value equal to the amount required to be withheld. Notwithstanding the foregoing, when a Participant is required to pay the Company an amount required to be withheld under applicable income, employment, tax or other laws, the Participant may elect, unless otherwise determined by the Committee, to satisfy the obligation, in whole or in part, by having withheld, from the shares required to be delivered to the Participant, Common Shares having a value equal to the amount required to be withheld or by delivering to the Company other Common Shares held by such Participant. The shares used for tax or other withholding will be valued at an amount equal to the market value of such Common Shares on the date the benefit is to be included in Participant’s income. In no event will the market value of the Common Shares to be withheld and delivered pursuant to this Section to satisfy applicable withholding taxes or other amounts in connection with the benefit exceed the minimum amount required to be withheld; provided, that, if authorized by the Committee, Common Shares with a market value in excess of the minimum amount of taxes required to be withheld (but not in excess of the maximum statutory withholding rate) may be withheld as long as such excess will not result in a negative accounting impact. Participants will also make such arrangements as the Company may require for the payment of any withholding tax or other obligation that may arise in connection with the disposition of Common Shares acquired upon the exercise of Option Rights.

18.	Compliance with Section 409A of the Code.

(a)
To the extent applicable, it is intended that this Plan and any grants made hereunder comply with the provisions of Section 409A of the Code, so that the income inclusion provisions of Section 409A(a)(1) of the Code do not apply to the Participants. This Plan and any grants made hereunder will be administered in a manner consistent with this intent. Any reference in this Plan to Section 409A of the Code will also include any regulations or any other formal guidance promulgated with respect to such Section by the U.S. Department of the Treasury or the Internal Revenue Service.

(b)
Neither a Participant nor any of a Participant’s creditors or beneficiaries will have the right to subject any deferred compensation (within the meaning of Section 409A of the Code) payable under this Plan and grants hereunder to any anticipation, alienation, sale, transfer, assignment, pledge, encumbrance, attachment or garnishment. Except as permitted under Section 409A of the Code, any deferred compensation (within the meaning of Section 409A of the Code) payable to a Participant or for a Participant’s benefit under this Plan and grants hereunder may not be reduced by, or offset against, any amount owing by a Participant to the Company or any of its Subsidiaries.

Exhibit 10.1

(c)
If, at the time of a Participant’s separation from service (within the meaning of Section 409A of the Code), (i) the Participant will be a specified employee (within the meaning of Section 409A of the Code and using the identification methodology selected by the Company from time to time) and (ii) the Company makes a good faith determination that an amount payable hereunder constitutes deferred compensation (within the meaning of Section 409A of the Code) the payment of which is required to be delayed pursuant to the six-month delay rule set forth in Section 409A of the Code in order to avoid taxes or penalties under Section 409A of the Code, then the Company will not pay such amount on the otherwise scheduled payment date but will instead pay it, without interest, on the fifth business day of the seventh month after such separation from service.

(d)
Solely with respect to any award that constitutes deferred compensation (within the meaning of Section 409A of the Code) and that is payable on account of a Change in Control (including any installments or stream of payments that are accelerated on account of a Change in Control), a Change in Control shall occur only if such event also constitutes a “change in the ownership,” “change in effective control,” and/or a “change in the ownership of a substantial portion of assets” of the Company as those terms are defined under Treasury Regulation §1.409A-3(i)(5), but only to the extent necessary to establish a time or form of payment that complies with Section 409A of the Code, without altering the definition of Change in Control for purposes of determining whether a Participant’s rights to such award become vested or otherwise unconditional upon the Change in Control.

(e)
Notwithstanding any provision of this Plan and grants hereunder to the contrary, in light of the uncertainty with respect to the proper application of Section 409A of the Code, the Company reserves the right to make amendments to this Plan and grants hereunder as the Company deems necessary or desirable to avoid the imposition of taxes or penalties under Section 409A of the Code. In any case, a Participant will be solely responsible and liable for the satisfaction of all taxes and penalties that may be imposed on a Participant or for a Participant’s account in connection with this Plan and grants hereunder (including any taxes and penalties under Section 409A of the Code), and neither the Company nor any of its affiliates will have any obligation to indemnify or otherwise hold a Participant harmless from any or all of such taxes or penalties.

19.	Amendments.

(a)
The Board may at any time and from time to time amend this Plan in whole or in part; provided, however, that if an amendment to this Plan (i) would materially increase the benefits accruing to Participants under this Plan, (ii) would materially increase the number of securities which may be issued under this Plan, (iii) would materially modify the requirements for participation in this Plan, or (iv) must otherwise be approved by the Shareholders in order to comply with applicable law or the rules of the NASDAQ Stock Market or, if the Common Shares are not traded on the NASDAQ Stock Market, the principal national securities exchange upon which the Common Shares are traded or quoted, then, such amendment will be subject to Shareholder approval and will not be effective unless and until such approval has been obtained.

(b)
Except in connection with a corporate transaction or event described in Section 11 of this Plan, the terms of outstanding awards may not be amended to reduce the Option Price of outstanding Option Rights or the Base Price of outstanding Appreciation Rights, or cancel outstanding Option Rights or Appreciation Rights in exchange for cash, other awards or Option Rights or Appreciation Rights with an Option Price or Base Price, as applicable, that is less than the Option Price of the original Option Rights or Base Price of the original Appreciation Rights, as applicable, without Shareholder approval. This Section 19(b) is intended to prohibit the repricing of “underwater” Option Rights and Appreciation Rights and will not be construed to prohibit the adjustments provided for in Section 11 of this Plan. Notwithstanding any provision of this Plan to the contrary, this Section 19(b) may not be amended without approval by the Shareholders.

(c)
If permitted by Section 409A of the Code and Section 162(m) of the Code, but subject to the paragraph that follows, and including in the case of termination of employment by reason of death, disability or retirement, or in the case of unforeseeable emergency or other special circumstances, to the extent a Participant holds an Option Right or Appreciation Right not immediately exercisable in full, or any Restricted Stock as to which the substantial risk of forfeiture or the prohibition or restriction on transfer has not lapsed, or any Restricted Stock Units as to which the Restriction Period has not been completed,

Exhibit 10.1

or any Cash Incentive Awards, Performance Shares or Performance Units which have not been fully earned, or any other awards made pursuant to Section 9 subject to any vesting schedule or transfer restriction, or who holds Common Shares subject to any transfer restriction imposed pursuant to Section 16(b) of this Plan, the Committee may, in its sole discretion, accelerate the time at which such Option Right, Appreciation Right or other award may be exercised or the time at which such substantial risk of forfeiture or prohibition or restriction on transfer will lapse or the time when such Restriction Period will end or the time at which such Cash Incentive Awards, Performance Shares or Performance Units will be deemed to have been fully earned or the time when such transfer restriction will terminate or may waive any other limitation or requirement under any such award, except in the case of a Qualified Performance-Based Award where such action would result in the loss of the otherwise available exemption of the award under Section 162(m) of the Code.

(d)
Subject to Section 19(b) hereof, the Committee may amend the terms of any award theretofore granted under this Plan prospectively or retroactively, except in the case of a Qualified Performance-Based Award except as otherwise provided in an Evidence of Award or in this Plan to the extent so providing would not result in the loss of an otherwise available exemption of the award under Section 162(m) of the Code. In such case, the Committee will not make any modification of the Management Objectives or the level or levels of achievement with respect to such Qualified Performance-Based Award. Subject to Section 11 above, no such amendment will impair the rights of any Participant without his or her consent. The Board may, in its discretion, terminate this Plan at any time. Termination of this Plan will not affect the rights of Participants or their successors under any awards outstanding hereunder and not exercised in full on the date of termination.

20.	Governing Law. This Plan and all grants and awards and actions taken hereunder will be governed by and construed in accordance with the internal substantive laws of the State of Ohio.

21.
Effective Date/Termination. This Plan will be effective as of the Effective Date. No grants will be made on or after the Effective Date under the Predecessor Plan, except that outstanding awards granted under the Predecessor Plan will continue unaffected following the Effective Date. No grant will be made under this Plan on or after the tenth anniversary of the Effective Date, but all grants made prior to such date will continue in effect thereafter subject to the terms thereof and of this Plan.

22.	Miscellaneous Provisions.

(a)	The Company will not be required to issue any fractional Common Shares pursuant to this Plan. The Committee may provide for the elimination of fractions or for the settlement of fractions in cash.

(b)
This Plan will not confer upon any Participant any right with respect to continuance of employment or other service with the Company or any Subsidiary, nor will it interfere in any way with any right the Company or any Subsidiary would otherwise have to terminate such Participant’s employment or other service at any time.

(c)
Except with respect to Section 22(e), to the extent that any provision of this Plan would prevent any Option Right that was intended to qualify as an Incentive Stock Option from qualifying as such, that provision will be null and void with respect to such Option Right. Such provision, however, will remain in effect for other Option Rights and there will be no further effect on any provision of this Plan.

(d)
No award under this Plan may be exercised by the holder thereof if such exercise, and the receipt of cash or stock thereunder, would be, in the opinion of counsel selected by the Company, contrary to law or the regulations of any duly constituted authority having jurisdiction over this Plan.

(e)
Absence on leave approved by a duly constituted officer of the Company or any of its Subsidiaries will not be considered interruption or termination of service of any employee for any purposes of this Plan or awards granted hereunder.

(f)
No Participant will have any rights as a shareholder with respect to any shares subject to awards granted to him or her under this Plan prior to the date as of which he or she is actually recorded as the holder of such shares upon the stock records of the Company.

Exhibit 10.1

(g)
The Committee may condition the grant of any award or combination of awards authorized under this Plan on the surrender or deferral by the Participant of his or her right to receive a cash bonus or other compensation otherwise payable by the Company or a Subsidiary to the Participant.

(h)
Except with respect to Option Rights and Appreciation Rights, the Committee may permit Participants to elect to defer the issuance of Common Shares under the Plan pursuant to such rules, procedures or programs as it may establish for purposes of this Plan and which are intended to comply with the requirements of Section 409A of the Code. The Committee also may provide that deferred issuances and settlements include the payment or crediting of dividend equivalents or interest on the deferral amounts.

(i)
If any provision of this Plan is or becomes invalid, illegal or unenforceable in any jurisdiction, or would disqualify this Plan or any award under any law deemed applicable by the Committee, such provision will be construed or deemed amended or limited in scope to conform to applicable laws or, in the discretion of the Committee, it will be stricken and the remainder of this Plan will remain in full force and effect.

23.	Stock-Based Awards in Substitution for Option Rights or Awards Granted by Other Company. Notwithstanding anything in this Plan to the contrary:

(a)
Awards may be granted under this Plan in substitution for or in conversion of, or in connection with an assumption of, stock options, stock appreciation rights, restricted stock, restricted stock units or other stock or stock-based awards held by awardees of an entity engaging in a corporate acquisition or merger transaction with the Company or any Subsidiary. Any conversion, substitution or assumption will be effective as of the close of the merger or acquisition, and, to the extent applicable, will be conducted in a manner that complies with Section 409A of the Code. The awards so granted may reflect the original terms of the awards being assumed or substituted or converted for and need not comply with other specific terms of this Plan, and may account for Common Shares substituted for the securities covered by the original awards and the number of shares subject to the original awards, as well as any exercise or purchase prices applicable to the original awards, adjusted to account for differences in stock prices in connection with the transaction.

(b)
In the event that a company acquired by the Company or any Subsidiary or with which the Company or any Subsidiary merges has shares available under a pre-existing plan previously approved by shareholders and not adopted in contemplation of such acquisition or merger, the shares available for grant pursuant to the terms of such plan (as adjusted, to the extent appropriate, to reflect such acquisition or merger) may be used for awards made after such acquisition or merger under the Plan; provided, however, that awards using such available shares may not be made after the date awards or grants could have been made under the terms of the pre-existing plan absent the acquisition or merger, and may only be made to individuals who were not employees or directors of the Company or any Subsidiary prior to such acquisition or merger.

(c)
Any Common Shares that are issued or transferred by, or that are subject to any awards that are granted by, or become obligations of, the Company under Sections 23(a) or 23(b) above will not reduce the Common Shares available for issuance or transfer under the Plan or otherwise count against the limits contained in Section 3 of the Plan. In addition, no Common Shares subject to an award that is granted by, or becomes an obligation, of the Company under Sections 23(a) or 23(b) above will be added to the aggregate limit contained in Section 3(a)(i) if such award is cancelled or forfeited, expires or is settled for cash (in whole or in part).